Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Cheryl K. Ramagano	June 2, 2011
Vice President and Treasurer
(610) 768-3300

UNIVERSAL HEALTH REALTY INCOME TRUST

ANNOUNCES DIVIDEND

KING OF PRUSSIA, PA—Universal Health Realty Income Trust (NYSE:UHT) announced today that its Board of Trustees voted to pay a dividend of $.605 on June 30, 2011 to shareholders of record as of June 16, 2011.

Universal Health Realty Income Trust, a real estate investment trust, invests in healthcare and human service related facilities including acute care hospitals, behavioral healthcare facilities, rehabilitation hospitals, sub-acute care facilities, surgery centers, childcare centers and medical office buildings. The Trust has fifty-two investments in fifteen states.

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